j2 Global Acquires Puma Unified Communications Limited

LOS ANGELES—November 15, 2005—j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today announced that it has acquired Puma Unified Communications Limited, a United Kingdom-based provider of messaging services.

Since 2001, Puma has provided fax, voice and SMS services to a wide variety of businesses, including many of the United Kingdom’s largest companies. Puma is headquartered in Egham, Surrey, U.K.

The acquisition is part of j2 Global’s ongoing strategy to expand its services throughout Europe. j2 Global provides local area code phone numbers in 170 United Kingdom cities.

“We are on an expansion course in Europe,” said Hemi Zucker, co-president and chief operating officer of j2 Global. “During 2005, we have been building our customer base in the U.K. and in Western Europe. The acquisition of Puma Unified Communications, combined with building and organizing our local U.K. management team, has bolstered our competitive position in the United Kingdom. We are pleased with our progress in developing our non-U.S.-centric approach to international markets.”

Terms of the acquisition were not disclosed and the financial impact to j2 Global is immaterial.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 2,000 cities in 26 countries on five continents. The Company offers fax, voicemail and email solutions, unified-messaging and communications services, document management solutions, and Web-initiated conference calling. j2 Global markets its services principally under the brand names eFax®, eFax Corporate®, eFax BroadcastTM, eVoice®, Electric Mail®, Onebox®, jConnect®, jBlast®, PaperMaster®, Consensus® and JFAXTM. As of September 30, 2005, j2 Global had achieved 34 consecutive quarters of revenue growth and 15 consecutive quarters of growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts
Christine Brodeur	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
800-338-6023 x101	323-372-3617
c.brodeur@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995. These forward- looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities in desired locations on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 28, 2005, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The forward-looking statements in this press release are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these forward-looking statements.